Exhibit 10.2

SUPPORT AGREEMENT AMENDMENT

          This Agreement (this "Agreement") dated October 13, 2009 between Solitario Exploration & Royalty Corp. ("Acquiror"), a corporation existing under the laws of the State of Colorado, and Jeffrey R. Ward ("Shareholder").

WITNESSETH:

          WHEREAS, Acquiror was contemplating the acquisition of all of the outstanding common shares of Metallic Ventures Gold Inc. (the "Corporation") for consideration consisting of an aggregate of 17,000,000 shares of common stock in the capital of Acquiror and $15,500,000 in cash payable to the shareholders of the Corporation, in connection with a plan of arrangement (the "Original Acquisition") and pursuant to the terms of an arrangement agreement dated August 24, 2009 between the Acquiror and the Corporation, as it may be amended from time to time in accordance with its terms;

          WHEREAS, in order to induce the Acquiror to enter into and proceed towards completion of the Original Acquisition, the Shareholder entered into a Support Agreement with the Acquiror dated August 24, 2009;

          WHEREAS, Acquiror is now contemplating the acquisition of all of the outstanding common shares of the Corporation for amended consideration (the "Consideration") consisting of an aggregate of 19,500,000 shares of common stock in the capital of Acquiror and $18,000,000 in cash payable to the shareholders of the Corporation, in connection with a plan of arrangement (the "Acquisition") and pursuant to the terms of an arrangement agreement dated August 24, 2009 between the Acquiror and the Corporation, as amended by Amendment No. 1 dated October 13, 2009 and as it may be further amended from time to time in accordance with its terms (collectively, the "Arrangement Agreement");

          WHEREAS, in order to induce the Acquiror to enter into and proceed towards completion of the Acquisition, the Shareholder has agreed to enter into this Support Agreement Amendment; and

          WHEREAS, the Shareholder is the registered and beneficial holder of, or has control or direction over 24,873,204 common shares (the "Shares") of the Corporation;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.          DEFINITIONS IN ARRANGEMENT AGREEMENT

1.1          All terms used in this Agreement that are not defined herein and that are defined in the Arrangement Agreement, shall have the respective meanings ascribed to them in the Arrangement Agreement.

2.          ACQUIROR'S REPRESENTATIONS, WARRANTIES AND COVENANTS

The Acquiror hereby represents, warrants and covenants to the Shareholder as follows, and acknowledges that the Shareholder is relying upon such representations, warranties and covenants in entering into this Agreement:

2.1          it has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

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2.2          the execution and delivery of this Agreement by the Acquiror and the consummation by the Acquiror of the transactions contemplated hereunder have been duly authorized by the board of directors or similar authority of the Acquiror and no other internal proceedings on the part of the Acquiror are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Acquiror and constitutes a legal, valid and binding agreement enforceable by the Shareholder against the Acquiror in accordance with its terms, subject, however to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings, the equitable power of the courts to stay proceedings before them and the execution of judgments and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

2.3          Acquiror covenants, undertakes and agrees to pay the Consideration to the Shareholder upon completion of the Acquisition. This Agreement and the obligation of the Acquiror to purchase the common shares of the Corporation is conditional upon the Acquisition being completed on or before the Termination Date;

2.4          Acquiror hereby covenants and irrevocably agrees in favour of the Shareholder that it will comply with its obligations set forth in the Arrangement Agreement.

3.          AGREEMENT TO VOTE SHARES AND TAKE CERTAIN OTHER ACTION

3.1          The Shareholder hereby covenants and irrevocably agrees in favour of the Acquiror that, from the date hereof until the earlier of (i) the Effective Date and (ii) the termination of this Agreement in accordance with Article 6, except as permitted by this Agreement, such Shareholder will vote:

(a)       in favour of approval and adoption of the Acquisition and the transactions contemplated thereby;

(b)       against approval of any proposal made in opposition to or competition with consummation of the Acquisition;

(c)       against any action or proposal that is intended to, or is reasonably likely to, result in the conditions of the Corporation's obligations under the Acquisition not being fulfilled;

(d)       against any action which would reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect consummation of the transactions contemplated by the Acquisition.

3.2          Until the earlier of (i) the Effective Date and (ii) the termination of this Agreement in accordance with Article 6, Shareholder shall be present, in person or by proxy, at all meetings of shareholders of the Corporation at which any of the matters referred to in Section 3.1 is to be voted upon.

3.3          In the event the Acquisition is re-structured as a take-over bid or tender offer or any other transaction pursuant to which Acquiror will pay the Consideration to acquire the Corporation which requires acceptance by Shareholder or the deposit or tendering of the Shares, Shareholder shall accept the same and/or deposit or tender the Shares as directed by Acquiror.

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3.4          Nothing in this Article 3 will prevent the Shareholder, if the Shareholder is a director or officer of the Corporation and solely in his or her capacity as such director or officer, from acting in accordance with the exercise of his or her capacity as such director or officer, from acting in accordance with the exercise of his or her fiduciary duties or other legal obligation to act in the best interests of the Corporation, if such action is required in order for the Shareholder to fulfill his or her fiduciary duty as a director and/or officer of the Corporation.

4.          AGREEMENT TO RETAIN SHARES

4.1          From the date hereof until the earlier of (i) the Effective Date and (ii) the termination of this Agreement in accordance with Article 6, except as permitted by this Agreement, the Shareholder shall not, without the prior written consent of the Acquiror:

(a)       transfer, assign, sell or otherwise dispose of or grant a security interest in any of the Shares or any right or interest therein nor enter into any agreement to do any of the foregoing ("Transfer"); or

(b)       take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or interfere with Shareholder's ability to perform its obligations under this Agreement.

5.          REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGMENTS OF SHAREHOLDER

Shareholder hereby represents and warrants to and covenants with Acquiror as follows:

5.1          (a) Shareholder is the beneficial and registered holder of or exercises control or direction over the Shares; (b) the Shares are, and will be, at all times up to the Effective Date, free and clear of any liens, claims, charges, security interests or any other rights of others; and (c) Shareholder has, and will have, at all times up to the Effective Date, the sole voting power and sole power of disposition with respect to the Shares.

5.2          Shareholder has full power (corporate or otherwise) to execute and deliver this Agreement and to comply with and perform Shareholder's obligations hereunder. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding agreement enforceable by the Acquiror against the Shareholder in accordance with its terms, subject, however to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings, the equitable power of the courts to stay proceedings before them and the execution of judgments and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

5.3          Shareholder shall execute and deliver any additional documents and further assurances as may reasonably be required by Acquiror to give effect to the intent of this Agreement.

6.          TERMINATION

6.1          Termination by Acquiror

Acquiror, when not in material default in the performance of its obligations under this Agreement or the Arrangement Agreement, may, without prejudice to any of its rights hereunder and in its sole discretion, terminate this Agreement by written notice to the Shareholder if:

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(a)       any of the representations and warranties of the Shareholder under this Agreement shall not be true and correct in all material respects;

(b)       the Shareholder shall not have complied with its covenants to Acquiror contained in this Agreement in all material respects;

provided, however, that such termination shall be without prejudice to any rights which Acquiror may have as a result of any default by the Shareholder prior to such termination.

6.2          Termination by the Shareholder

The Shareholder, when not in material default in its performance of its obligations under this Agreement, may, without prejudice to any of its rights hereunder and in its sole discretion, terminate this Agreement by written notice to Acquiror if:

(a)       any of the representations and warranties of Acquiror under this Agreement shall not be true and correct in all material respects;

(b)       Acquiror shall have amended the Arrangement Agreement to provide for lesser consideration per Share under the Arrangement without the prior written consent of the Shareholder or in any respect which is material and adverse to the Shareholder without the prior written consent of the Shareholder, provided that Acquiror may, without the consent of the Shareholder amend the terms of the Arrangement (A) to increase the consideration (or the value of the consideration) under the Arrangement, or (B) extend the Effective Date to a date no later than the Termination Date; or (C) to the extent that Acquiror has the power to do so, to waive any condition of the Arrangement or the Arrangement Agreement; or

(c)       Acquiror shall not have complied with its covenants to the Shareholder contained herein in all material respects.

6.3          Automatic Termination

Unless extended by mutual agreement of the Shareholder, on the one hand, and Acquiror, on the other hand, this Agreement shall automatically terminate on the Effective Date. In addition, this Agreement shall automatically terminate in the event that the Arrangement Agreement is terminated by any party thereto in accordance with its terms including, without limitation, Section 6.1 of the Arrangement Agreement.

6.4          Agreement to Terminate

This Agreement may be terminated by a written instrument executed by each of Acquiror and the Shareholder.

6.5          Effect of Termination

If this Agreement is terminated in accordance with this Article 6, the provisions of this Agreement will become void and no party shall have liability to any other party, except in respect of a breach of the representations, warranties, obligations, terms or conditions of this Agreement which occurred prior to such termination in which case any party to this Agreement shall be entitled to pursue any and all remedies at law or equity which may be available to it.

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7.          SEVERABILITY

          If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this Agreement shall automatically be deemed to be modified so as to give effect to the original intent of the parties as closely as possible in order that the transactions contemplated hereby shall be consummated as originally contemplated to the greatest extent possible.

8.          BINDING EFFECT AND ASSIGNMENT

          Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by either party without the prior written consent of the other party; provided, however, Acquiror may, in its sole discretion, assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of or other affiliate of the Acquiror. Any assignment in violation of the preceding sentence shall be void.

9.          AMENDMENT AND MODIFICATION

          This Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of both of the parties.

10.          SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF

          Shareholder acknowledges that Acquiror will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Acquiror upon any such violation, Acquiror shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Acquiror at law or in equity and Shareholder hereby waives any and all defences which could exist in its favour in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

11.          NOTICES

          All notices, or other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, or by facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)       If to Shareholder to:

Jeffrey R. Ward
300 S. Pointe Dr. #802
Miami Beach, Florida 33139
Facsimile:
E-mail: jwardnm@cs.com

(b)       if to Acquiror, to:

Solitario Exploration & Royalty Corp.
4251 Kipling Street
Wheat Ridge, Colorado 80033
USA

Attention: President

Facsimile: (303) 534-1809
E-mail: cherald@aol.com

or to such other address as any party hereto may designate for itself by notice given as herein provided. Notices will be valid only if in writing and sent by personal delivery, courier, electronic transmission or facsimile, and effectively delivered only when actually received at the address set forth above.

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12.          GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable to agreements made and to be performed within such province. The parties hereby irrevocably and unconditionally attorn to the exclusive jurisdiction of (y) the courts of the Province of Ontario or (z) Federal or State courts in the State of Nevada for any actions, suits or proceedings arising out of or relating to the enforcement of this Agreement or any agreement relating to a Transaction and agree not to commence any action, suit or proceeding relating thereto except in such courts. The parties further agree that service of any process, summons, notice or document by Canadian or United States registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against such party in any such court. During the pendency of any disagreement, dispute, controversy or claim hereunder or relating hereto, each party shall continue to perform its obligations hereunder and to be bound hereby. No such disagreement, dispute, controversy or claim shall in any way excuse either party from performing all such obligations and continuing to be bound hereby.

13.          NO WAIVER

          The failure of any party to this Agreement to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

14.          ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

15.          CONFIDENTIALITY

          Subject to compliance with applicable securities laws, the parties agree to maintain, and to cause their respective representatives to maintain, the existence and terms of this Agreement in the strictest confidence.

16.          COUNTERPARTS

          This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement.

17.          EFFECT OF HEADINGS

          The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

18.          ENUREMENT

          This Agreement enures to the benefit of and is binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

SOLITARIO EXPLORATION & ROYALTY CORP.
By:	/s/ James R. Maronick
James R. Maronick
Chief Financial Officer

/s/ Adele R. Ward	/s/ Jeffrey R. Ward
Witness	JEFFREY R. WARD
Witness name: Adele R. Ward